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EXHIBIT 22


FIRST FINANCIAL BANCORP. SUBSIDIARIES

First National Bank of Southwestern Ohio, organized as a national banking association under the laws of the United States

Citizens Commercial Bank & Trust Company, incorporated in the state of Ohio

Van Wert National Bank, organized as a national banking association under the laws of the United States

Union Trust Bank, incorporated in the state of Indiana

Indiana Lawrence Bank, incorporated in the state of Indiana

Fidelity Federal Savings Bank, organized as a federal stock savings bank under the laws of the United States

Citizens First State Bank, incorporated in the state of Indiana

Home Federal Bank, A Federal Savings Bank, organized as a federal stock savings bank under the laws of the United States

Union Bank & Trust Company, incorporated in the state of Indiana

Clyde Savings Bank Company, incorporated in the state of Ohio

Peoples Bank and Trust Company, incorporated in the state of Indiana

Bright National Bank, organized as a national banking association under the laws of the United States

First Finance Mortgage Company of Southwestern Ohio, Inc., incorporated in the state of Ohio